Exhibit 10.16

OCCIDENTAL PETROLEUM CORPORATION
GROUP EXCESS LIABILITY INSURANCE PROGRAM

Certain executives of Occidental Petroleum Corporation ("Occidental" or the "Company") and its subsidiaries are selected to participate in the Company’s Group Excess Liability Insurance Program (the “Program”). The Program provides excess coverage beyond regular liability policies, with required minimum coverage for underlying policies such as auto and home policies. Under the Program, the Company pays the premium for insurance.